4Q22 Supplemental Slides and Outlook1 John McCallion Chief Financial Officer Exhibit 99.3 1 These slides highlight information in MetLife, Inc.'s earnings release, quarterly financial supplement and other prior public disclosures.

2 Table of contents Topic Page No. Net income (loss) to adjusted earnings 3 Adjusted earnings, ex. total notable items, by segment 4 Variable investment income (VII) 5 Direct expense ratio 7 Cash & capital 8 Outlook 9 Appendix 14

3 Net income (loss) to adjusted earnings 4Q22 FY22 (post-tax) $ in millions $ per share1 $ in millions $ per share1 Net Income (Loss) $1,314 $1.66 $2,354 $2.91 Less: Net Investment Gains (Losses) 280 0.35 (997) (1.23) Net Derivative Gains (Losses)2 128 0.16 (1,601) (1.98) Investment Hedge Adjustments (219) (0.28) (771) (0.95) Actuarial Assumption Review2,3 — — 20 0.02 Other2 (101) (0.13) 158 0.20 Adjusted Earnings $1,226 $1.55 $5,545 $6.85 Less Notable Items: Actuarial Assumption Review3 — — 111 0.14 Adjusted Earnings ex. Total Notable Items $1,226 $1.55 $5,434 $6.72 1 The per share data for each item is calculated on a standalone basis and may not sum to the total. 2 The full year 2022 Actuarial Assumption Review line item reflecting $20 million of after-tax gains includes $273 million after-tax derivative losses and $293 million of other after-tax gains. These amounts are therefore not included in the Net Derivative Gains (Losses) or Other line items. 3 Includes other insurance adjustments.

4 ($ in millions - post-tax) 4Q22 4Q21 % Change % Change (Constant Rate) Key Drivers1 Favorable Unfavorable Group Benefits $400 $20 NM2 Underwriting Margins; Volume Growth Expense Margins Retirement and Income Solutions 371 620 (40%) Investment Margins U.S. 771 640 20% Asia 215 586 (63%) (62%) Investment Margins; Taxes Latin America 181 125 45% 51% Underwriting Margins; Volume Growth EMEA 70 42 67% 112% Underwriting Margins Expense Margins MetLife Holdings 208 482 (57%) Investment Margins Corporate & Other (219) (177) Expenses Taxes; Investment Margins Adjusted Earnings ex. Total Notable Items $1,226 $1,698 (28%) (26%) Adjusted EPS ex. Total Notable Items $1.55 $2.01 (23%) (21%) Adjusted earnings, ex. total notable items, by segment 1 To be discussed on MetLife, Inc.'s fourth quarter and full year 2022 earnings conference call and audio webcast. 2 Not Meaningful.

5 $24 $1,185 $389 ($53) $1,545 1Q22 2Q22 3Q22 4Q22 FY22 2022 VII below guidance1 driven by lower private equity returns ($ in millions - pre-tax) Private Equity Other 1 Quarterly VII range of $450 million - $500 million, based on full year 2022 guidance range of $1.8 - $2.0 billion. ( ) $0

6 ($ in millions - post-tax1) 1Q22 2Q22 3Q22 4Q22 FY22 Group Benefits $12 $7 $(1) $3 $21 Retirement and Income Solutions 277 75 (35) 5 322 U.S. 289 82 (36) 8 343 Asia 288 101 (18) 4 375 Latin America 16 16 — (3) 29 EMEA — — — — — MetLife Holdings 208 85 (21) 12 284 Corporate & Other 135 23 33 (1) 190 Total Variable Investment Income $936 $307 $(42) $20 $1,221 1 Assumes a 21% U.S. statutory tax rate. VII by segment

7 11.0% 11.7% 11.4% 11.9% 11.1% 12.3% 12.9% 13.1% 11.6% 12.2% 1Q21 1Q22 2Q21 2Q22 3Q21 3Q22 4Q21 4Q22 FY21 FY22 1 Direct expense ratio, excluding total notable items related to direct expenses and pension risk transfers (PRT). 12.3% Target FY22 direct expense ratio1 of 12.2% achieving target

8 Holding Company Cash1 $5.4 $4.2 $4.5 $5.2 $5.4 4Q21 1Q22 2Q22 3Q22 4Q22 Cash & capital 1 Includes cash and liquid assets at MetLife, Inc. and other holding companies at quarter-end. 2 Excludes total notable items. 3 Based on estimate and includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. 4 MetLife calculates RBC annually as of December 31 and, accordingly, the calculation does not reflect conditions and factors occurring after the year end. 5 Includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company for both periods. $3.0B to $4.0B Cash Buffer Capital • Share repurchases of $0.6 billion in 4Q22 and $3.3 billion in FY22 • ~ $250 million shares repurchased in January 2023 • Average 2021-2022 free cash flow ratio2 of 68% • 2022 Combined NAIC Risk-Based Capital ratio3,4 above 360% target • Expected total U.S. Statutory Adjusted Capital5 of $18.3 billion at 12/31/22, down 3% from 9/30/22 • Expected Japan Solvency Margin ratio of ~700% at 12/31/22 ($ in billions)

Outlook 2023-2025 outlook is reflected on an LDTI1 basis while 2022 actuals shown on a pre-LDTI basis 1Long-duration targeted improvements.

Overview

Macro Assumptions

- COVID-19 assumed endemic
- Continued uncertainty around inflation / recession
- Interest rates expected to remain elevated relative to 12/31/22
- S&P 500 annual return of 5%; private equity annual return of 12%

Near-Term[1] Targets and Corporate Guidance

Near-term[1] targets:

- Adjusted return on equity[2] of 13-15%
- Free cash flow ratio of 65-75% of adjusted earnings[3]
- Direct expense ratio target of 12.6%[4]

Corporate guidance for 2023:

- Variable investment income of ~ $2.0 billion[5]
- Corporate & Other adjusted loss of $650 – $750 million
- Effective tax rate to be between 22-24%

Key Sensitivities

$ in millions	Adjusted Earnings Impact from Rates 2023	2024	2025
50 bps declining interest rate scenario[6]	($52)	($98)	($169)
50 bps rising interest rate scenario[6]	$88	$119	$181
10 bps increase in LIBOR[7]	$16	$9	$10
10 bps decrease in LIBOR[7]	($7)	($5)	($6)

[1] One to three years. [2] Excluding AOCI other than FCTA. [3] 2-year average excluding total notable items. [4] Excluding total notable items related to direct expenses and PRT. [5] Pre-tax. [6] See pages 16 and 17 in the Appendix for more information. [7] Increase/decrease of 10 basis points from base for interest rates shorter than 1 year; no change in longer-term interest rates.

MetLife
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11 2021 2022 2023 Expected VII average asset balances and key drivers ($ in billions) Private Equity Real Estate and Other Funds Average Asset Balance • Long-term annual return assumptions: – Private equity: 12% – Real estate and other funds: 7% • VII includes prepayment fees on fixed maturity securities and mortgage loans $14.7 $19.0$18.5 $13.6 $5.4 $14.0 $4.5 $11.5 $3.2 Key Drivers

12 Near-Term Guidance1 • Adjusted premiums, fees and other revenues (PFOs) expected to grow 4-6%2 annually • Group Life mortality ratio of 90.8% in 2022; target of 85-90% • Group Non-Medical Health interest adjusted benefit ratio of 71.5% in 2022; target of 70-75% • Liability exposures3 expected to grow 2-4% annually • Investment spread4 of 116 bps in 2022; expected to be 135-160 bps in 2023 • Adjusted PFOs expected to decline by ~12-14% in 2023, then 6-8% annually thereafter • Adjusted earnings of $1.0 - $1.2 billion in 2023 • Life interest adjusted benefit ratio of 47.6% in 2022; target of 40-45% in 2023 Group Benefits Retirement and Income Solutions MetLife Holdings 1 2023-2025 outlook is reflected on an LDTI basis while 2022 actuals on a pre-LDTI basis as reported in the Quarterly Financial Supplement. 2 Excludes 2022 excess premiums from participating group life contracts of $750 million. 3 Includes future policy benefits, policyholder account liabilities, and separate account liabilities, as well as notional amounts not recorded on MetLife's balance sheet. 4 Average annualized general account spread.

13 Near-Term Guidance1,2 • Mid-to-high single-digit sales growth • General account assets under management3 to grow at mid single-digits • Mid-single-digit adjusted earnings growth in 2023 - 2025, excluding COVID-19 claims4 • Low double-digit growth in adjusted PFOs • 2022 adjusted earnings benefited from favorable market impacts • Adjusted earnings growth of high single-digits5 in 2023 - 2025 • Sales and adjusted PFOs6 growth of mid-to-high single-digits • Adjusted earnings run-rate of ~ $55 million per quarter in 2023 • Adjusted earnings expected to grow high single-digits in 2024-2025 Asia Latin America EMEA 1 2023-2025 outlook is reflected on an LDTI basis while 2022 actuals on a pre-LDTI basis as reported in the Quarterly Financial Supplement. 2 Sales and AUM growth rates on a constant currency basis; adjusted earnings and PFOs growth rates on a reported basis, unless otherwise noted. 3 Excludes fair value adjustments and includes operating joint ventures. 4Excludes COVID-19 claims of ~$270 million post-tax in 2022. 5 Excludes 2022 favorable market impacts of ~ $80 million. 6 EMEA adjusted PFOs growth rates on a constant currency basis.

Appendix

15 Value of new business1 $3.1 $3.8 $3.8 $3.2 $2.8 $1.3 $2.1 $1.8 $1.9 $1.9 Capital Deployed Value of New Business 2017 2018 2019 2020 2021 ($ in billions) Internal Rate of Return Payback Period 15% 7 Years 15% 7 Years 17% 6 Years 14% 7 Years 1 Excludes MetLife Holdings; Value of New Business is the present value of future profits net of the cost of capital and time value of guarantees from new sales. 17% 6 Years

16 12/31/22 12/31/23 12/31/24 12/31/25 Base Declining Rate Base Declining Rate Base Declining Rate Base Declining Rate 3-Month LIBOR1 4.77% 4.77% 4.74% 4.24% 3.52% 3.02% 3.41% 2.91% 10-Year U.S. Treasury1 3.88% 3.88% 3.84% 3.34% 3.86% 3.36% 3.93% 3.43% 30-Year U.S. Treasury1 3.97% 3.97% 3.91% 3.41% 3.89% 3.39% 3.88% 3.38% Interest Rates: Base vs. Declining Rate Scenario 1 Base rates based on forward curve as of December 31, 2022.

17 12/31/22 12/31/23 12/31/24 12/31/25 Base Rising Rate Base Rising Rate Base Rising Rate Base Rising Rate 3-Month LIBOR1 4.77% 4.77% 4.74% 5.24% 3.52% 4.02% 3.41% 3.91% 10-Year U.S. Treasury1 3.88% 3.88% 3.84% 4.34% 3.86% 4.36% 3.93% 4.43% 30-Year U.S. Treasury1 3.97% 3.97% 3.91% 4.41% 3.89% 4.39% 3.88% 4.38% Interest Rates: Base vs. Rising Rate Scenario 1 Base rates based on forward curve as of December 31, 2022.

Key Sensitivities

Group Benefits

- 1% change in Group Life mortality ratio translates to ~$70 million of adjusted earnings[1]
- 1% change in Group Non-Medical Health interest adjusted benefit ratio translates to ~$80 million of adjusted earnings[1]

Retirement and Income Solutions

$ in millions	Change	Impact on Adjusted Earnings[1]
LIBOR[2, 3]	+10 bps	+$7
	-10 bps	-$7
U.S. Treasury[4]	+10 bps	+$4
	-10 bps	-$4

- $1 billion of PRT sales translates to $8-9 million of adjusted earnings[1]

MetLife Holdings

- Roughly 70% of the separate account (SA) assets are in equities
- +/- 10% change in SA returns translates to ~$30 million ongoing annual impact to adjusted earnings
- 1% change in life interest adjusted benefit ratio translates to $15-20 million of adjusted earnings[1]

MetLife

[1] Annual impact. [2] LIBOR is used as a proxy for all short-term funding rates 3 months or less; change from base rates, no change in other interest rates. [3] This sensitivity holds for a rate change of +/- 50 basis points. [4] Parallel shift in base scenario U.S. Treasury rates from 1 to 30 years. No change in other interest rates.

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Key Sensitivities

Asia

$ in millions	Change	Annual Impact on Adjusted Earnings	Regulatory Ratios (%)
Parallel shift in yield curve:			
Japan - UST[1]	+/-10 bps	$1-2	15-20%
Japan - JPY[1]	+/-10 bps	$1-2	5-10%
Korea[2]	+/-10 bps	$0-1	0-5%

Latin America

$ in millions	Change	Annual Impact on Adjusted Earnings
Mexican peso to U.S. dollar	+1%	$5
Chilean peso to U.S. dollar	+1%	$3
Annual return on the ProVida encaje[3]	+1%	$3

EMEA

$ in millions	Change	Annual Impact on Adjusted Earnings
Euro to U.S. Dollar	+1%	$1
British Pound to U.S. Dollar	+1%	$0.5
Romania Leu to U.S. Dollar	+1%	$0.2
Egyptian Pound to U.S. Dollar	+1%	$0.1
Turkish Lira to U.S. Dollar	+1%	$0.1

MetLife

[1] Higher yields increase adjusted earnings and lower regulatory ratios. [2] Higher yields increase adjusted earnings and improve regulatory ratios. [3] The ProVida encaje is capital required by Superintendencia de Pensiones. The encaje is invested in the same manner as the total pension fund, and the investment income is included in adjusted earnings.

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20 Cautionary Statement on Forward-Looking Statements The forward-looking statements in this presentation, using words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “grow,” “guidance,” “if,” “intend,” “likely,” “long-term,” “may,” “near-term,” “ongoing,” “outlook,” “plan,” “potential,” “project,” “remain,” “should,” “target,” “to be,” “will,” and “would” are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements.

21 Explanatory Note on Non-GAAP and Other Financial Information Any references in this presentation (except in this Explanatory Note on Non-GAAP Financial Information and Reconciliations) to: Should be read as, respectively: (i) net income (loss); (i) net income (loss) available to MetLife, Inc.’s common shareholders; (ii) net income (loss) per share; (ii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (iii) adjusted earnings; (iii) adjusted earnings available to common shareholders; (iv) adjusted earnings per share; (iv) adjusted earnings available to common shareholders per diluted common share; (v) book value per share; and (v) book value per common share; and (vi) book value per share, excluding AOCI other than FCTA. (vi) book value per common share, excluding AOCI other than FCTA. In this presentation, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

22 Explanatory Note on Non-GAAP and Other Financial Information (Continued) The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP: Non-GAAP financial measures: Comparable GAAP financial measures: (i) adjusted premiums, fees and other revenues; (i) premiums, fees and other revenues; (ii) adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT); (ii) premiums, fees and other revenues; (iii) adjusted capitalization of deferred policy acquisition costs (DAC); (iii) capitalization of DAC; (iv) adjusted earnings available to common shareholders; (iv) net income (loss) available to MetLife, Inc.’s common shareholders; (v) adjusted earnings available to common shareholders, excluding total notable items; (v) net income (loss) available to MetLife, Inc.’s common shareholders; (vi) adjusted earnings available to common shareholders per diluted common share; (vi) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (vii) adjusted earnings available to common shareholders, excluding total notable items, per diluted common share; (vii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (viii) total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; (viii) total MetLife, Inc.’s stockholders’ equity; (ix) book value per common share, excluding AOCI other than FCTA; (ix) book value per common share; (x) free cash flows of all holding companies; (x) MetLife, Inc. (parent company only) net cash provided by (used in) operating activiites; (xi) adjusted other expenses; (xi) other expenses; (xii) adjusted other expenses, net of adjusted capitalization of DAC; (xii) other expenses, net of capitalization of DAC; (xiii) adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses; (xiii) other expenses, net of capitalization of DAC; (xiv) adjusted expense ratio; (xiv) expense ratio; (xv) adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT; (xv) expense ratio; (xvi) direct expenses; (xvi) other expenses; (xvii) direct expenses, excluding total notable items related to direct expenses; (xvii) other expenses; (xviii) direct expense ratio; and (xviii) expense ratio; and (xix) direct expense ratio, excluding total notable items related to direct expenses and PRT. (xix) expense ratio. (xx) free cash flows of all holding companies. (xx) MeLife, Inc. (parent company) net cash provided by (used in) operating activities.

23 Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this presentation and in this period’s quarterly financial supplement and earnings news release, which are available at www.metlife.com. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income. MetLife’s definitions of non-GAAP and other financial measures discussed in this presentation may differ from those used by other companies: Adjusted earnings and related measures • adjusted earnings; • adjusted earnings available to common shareholders; • adjusted earnings available to common shareholders on a constant currency basis; • adjusted earnings available to common shareholders, excluding total notable items; • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis; • adjusted earnings available to common shareholders per diluted common share; • adjusted earnings available to common shareholders on a constant currency basis per diluted common share; • adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share. These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results. Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends. Adjusted revenues and adjusted expenses These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non- core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP (Divested businesses). Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments. Explanatory Note on Non-GAAP and Other Financial Information (Continued)

24 Explanatory Note on Non-GAAP and Other Financial Information (Continued) The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues: • Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees); • Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder- directed equity securities, (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP; and • Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees). The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses: • Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) changes in the policyholder dividend obligation related to NIGL and NDGL, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments); • Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes certain amounts related to net investment income earned on contractholder-directed equity securities; • Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments; • Amortization of negative VOBA excludes amounts related to Market value adjustments; • Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and • Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees. Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms. In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders. Return on equity and related measures • Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax. Expense ratio, direct expense ratio, adjusted expense ratio and related measures • Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues. • Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. • Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. • Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues. • Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

25 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Asia General account (GA) assets under management (GA AUM) and related measures Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio which are actively managed and stated at estimated fair value. Asia GA AUM is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale, and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s Asia GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate equity (including real estate and real estate joint ventures) included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM. Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss. Statistical sales information: • U.S.: ◦ Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. ◦ Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance. • Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. The following additional information is relevant to an understanding of MetLife’s performance results and outlook: • Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates. • MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders. • Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. • Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.

26 Explanatory Note on Non-GAAP and Other Financial Information (Continued) The following additional information is relevant to an understanding of MetLife’s performance results and outlook (continued): • We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results. • Not Meaningful (NM) indicates a percentage change in a financial metric over a specified period of time and reflects changes in factors that are subject to volatility, and should not, accordingly be viewed as representative of a reasonable trend currently or in the future. For example, ($ in millions) Three months ended December 31, 2022 Three months ended December 31, 2021 Change Adjusted earnings - Group Benefits $400 $20 1,900%

Reconciliation of Net Income (Loss) Available to MetLife, Inc.'s Common Shareholders to Adjusted Earnings Available to Common Shareholders

(In millions, except per share data)	2022	2022 Earnings Per Weighted Average Common Share Diluted[1]	4Q22	4Q22 Earnings Per Weighted Average Common Share Diluted[1]	4Q21	4Q21 Earnings Per Weighted Average Common Share Diluted[1]
Net Income (loss) available to MetLife, Inc.'s common shareholders	$ 2,354	$ 2.91	$ 1,314	$ 1.66	$ 1,176	$ 1.39
Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to adjusted earnings available to common shareholders:						
Less: Net investment gains (losses)	(1,262)	(1.56)	355	0.45	(126)	(0.15)
Less: Net derivative gains (losses)	(2,372)	(2.93)	162	0.21	(196)	(0.23)
Less: Other adjustments to net income (loss)	(790)	(0.98)	(330)	(0.43)	(501)	(0.59)
Less: Provision for income tax (expense) benefit	1,252	1.55	(96)	(0.12)	167	0.20
Add: Net income (loss) attributable to noncontrolling interests	19	0.02	3	—	6	0.01
Add: Preferred stock redemption premium	—	—	—	—	—	—
Adjusted earnings available to common shareholders	5,545	6.85	1,226	1.55	1,838	2.17
Less: Total notable items	111	0.14	—	—	140	0.17
Adjusted earnings available to common shareholders, excluding total notable items	$ 5,434	$ 6.72	$ 1,226	$ 1.55	$ 1,698	$ 2.01
Adjusted earnings available to common shareholders on a constant currency basis	$ 5,545	$ 6.85	$ 1,226	$ 1.55	$ 1,798	$ 2.13
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$ 5,434	$ 6.72	$ 1,226	$ 1.55	$ 1,658	$ 1.96
Weighted average common shares outstanding - diluted		808.9		790.2		845.2

MetLife

[1] *Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.*

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Reconciliation to Adjusted Earnings Available to Common Shareholders, Excluding Total Notable Items

(In millions)	4Q22							
	U.S.[1]	Group Benefits[1]	Retirement & Income Solutions[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 771	$ 400	$ 371	$ 215	$ 181	$ 70	$ 208	$ (219)
Less: Total notable items	—	—	—	—	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$ 771	$ 400	$ 371	$ 215	$ 181	$ 70	$ 208	$ (219)
Adjusted earnings available to common shareholders on a constant currency basis				$ 215	$ 181	$ 70		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis				$ 215	$ 181	$ 70		

(In millions)	4Q21							
	U.S.[1]	Group Benefits[1]	Retirement & Income Solutions[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 640	$ 20	$ 620	$ 586	$ 125	$ 42	$ 482	$ (37)
Less: Total notable items	—	—	—	—	—	—	—	140
Adjusted earnings available to common shareholders, excluding total notable items	$ 640	$ 20	$ 620	$ 586	$ 125	$ 42	$ 482	$ (177)
Adjusted earnings available to common shareholders on a constant currency basis				$ 560	$ 120	$ 33		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis				$ 560	$ 120	$ 33		

MetLife

[1] *Results on a constant currency basis are not included as constant currency impact is not significant.*

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Expense Detail and Ratios

(In millions, except ratio data)

	1Q21	2Q21	3Q21	4Q21	2021
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC					
Capitalization of DAC	$ (775)	$ (642)	$ (635)	$ (666)	$ (2,718)
Less: Divested businesses	(89)	—	(15)	(15)	(119)
Adjusted capitalization of DAC	$ (686)	$ (642)	$ (620)	$ (651)	$ (2,599)
Reconciliation of Other Expenses to Adjusted Other Expenses					
Other expenses	$ 3,116	$ 2,768	$ 2,869	$ 3,110	$ 11,863
Less: Noncontrolling interests	(6)	(6)	(7)	(9)	(28)
Less: Regulatory implementation costs	(3)	6	—	1	4
Less: Acquisition, integration and other costs	4	4	2	(1)	9
Less: TSA fees	35	60	73	53	221
Less: Divested businesses	232	4	41	81	358
Adjusted other expenses	$ 2,854	$ 2,700	$ 2,760	$ 2,985	$ 11,299
Other Detail and Ratios					
Other expenses	$ 3,116	$ 2,768	$ 2,869	$ 3,110	$ 11,863
Capitalization of DAC	(775)	(642)	(635)	(666)	(2,718)
Other expenses, net of capitalization of DAC	$ 2,341	$ 2,126	$ 2,234	$ 2,444	$ 9,145
Premiums, fees and other revenues	$ 12,349	$ 11,218	$ 11,639	$ 15,178	$ 50,384
Expense ratio	19.0 %	19.0 %	19.2 %	16.1 %	18.2 %
Direct expenses	$ 1,259	$ 1,188	$ 1,266	$ 1,483	$ 5,196
Less: Total notable items related to direct expenses	—	(84)	—	—	(84)
Direct expenses, excluding total notable items related to direct expenses	$ 1,259	$ 1,272	$ 1,266	$ 1,483	$ 5,280
Adjusted other expenses	$ 2,854	$ 2,700	$ 2,760	$ 2,985	$ 11,299
Adjusted capitalization of DAC	(686)	(642)	(620)	(651)	(2,599)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,168	$ 2,058	$ 2,140	$ 2,334	$ 8,700
Less: Total notable items related to adjusted other expenses	—	(84)	—	—	(84)
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,168	$ 2,142	$ 2,140	$ 2,334	$ 8,784
Adjusted premiums, fees and other revenues	$ 11,413	$ 11,122	$ 11,419	$ 15,010	$ 48,964
Less: PRT	—	(14)	(24)	3,551	3,513
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,413	$ 11,136	$ 11,443	$ 11,459	$ 45,451
Direct expense ratio	11.0 %	10.7 %	11.1 %	9.9 %	10.6 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.0 %	11.4 %	11.1 %	12.9 %	11.6 %
Adjusted expense ratio	19.0 %	18.5 %	18.7 %	15.5 %	17.8 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	19.0 %	19.2 %	18.7 %	20.4 %	19.3 %

MetLife

29

Expense Detail and Ratios

(In millions, except ratio data)

	1Q22	2Q22	3Q22	4Q22	2022
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC					
Capitalization of DAC	$ (650)	$ (622)	$ (615)	$ (671)	$ (2,558)
Less: Divested businesses	(11)	—	—	—	(11)
Adjusted capitalization of DAC	$ (639)	$ (622)	$ (615)	$ (671)	$ (2,547)
Reconciliation of Other Expenses to Adjusted Other Expenses					
Other expenses	$ 2,917	$ 2,873	$ 2,893	$ 3,081	$ 11,764
Less: Noncontrolling interests	(7)	(4)	(8)	(5)	(24)
Less: Regulatory implementation costs	—	2	1	1	4
Less: Acquisition, integration and other costs	7	13	14	15	49
Less: TSA fees	47	48	40	25	160
Less: Divested businesses	32	8	13	21	74
Adjusted other expenses	$ 2,838	$ 2,806	$ 2,833	$ 3,024	$ 11,501
Other Detail and Ratios					
Other expenses	$ 2,917	$ 2,873	$ 2,893	$ 3,081	$ 11,764
Capitalization of DAC	(650)	(622)	(615)	(671)	(2,558)
Other expenses, net of capitalization of DAC	$ 2,267	$ 2,251	$ 2,278	$ 2,410	$ 9,206
Premiums, fees and other revenues	$ 12,849	$ 13,853	$ 19,579	$ 11,335	$ 57,616
Expense ratio	17.6 %	16.2 %	11.6 %	21.3 %	16.0 %
Direct expenses	$ 1,337	$ 1,341	$ 1,360	$ 1,485	$ 5,523
Less: Total notable items related to direct expenses	—	—	—	—	—
Direct expenses, excluding total notable items related to direct expenses	$ 1,337	$ 1,341	$ 1,360	$ 1,485	$ 5,523
Adjusted other expenses	$ 2,838	$ 2,806	$ 2,833	$ 3,024	$ 11,501
Adjusted capitalization of DAC	(639)	(622)	(615)	(671)	(2,547)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,199	$ 2,184	$ 2,218	$ 2,353	$ 8,954
Less: Total notable items related to adjusted other expenses	—	—	—	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,199	$ 2,184	$ 2,218	$ 2,353	$ 8,954
Adjusted premiums, fees and other revenues	$ 12,732	$ 13,794	$ 19,527	$ 11,306	$ 57,359
Less: PRT	1,258	2,564	8,466	(69)	12,219
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,474	$ 11,230	$ 11,061	$ 11,375	$ 45,140
Direct expense ratio	10.5 %	9.7 %	7.0 %	13.1 %	9.6 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.7 %	11.9 %	12.3 %	13.1 %	12.2 %
Adjusted expense ratio	17.3 %	15.8 %	11.4 %	20.8 %	15.6 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	19.2 %	19.4 %	20.1 %	20.7 %	19.8 %

MetLife

30

31 Premiums, Fees and Other Revenues 1Q21 2Q21 3Q21 4Q21 2021 1Q22 2Q22 3Q22 4Q22 2022 Total Company - Premiums, Fees and Other Revenues (In millions) Premiums, fees and other revenues $ 12,349 $ 11,218 $ 11,639 $ 15,178 $ 50,384 $ 12,849 $ 13,853 $ 19,579 $ 11,335 $ 57,616 Less: Unearned revenue adjustments — 12 46 13 71 (8) (11) (9) (14) (42) Less: GMIB fees 25 24 25 24 98 23 22 21 18 84 Less: TSA fees 35 60 73 53 221 47 48 40 25 160 Less: Divested businesses 876 — 76 78 1,030 55 — — — 55 Adjusted premiums, fees and other revenues $ 11,413 $ 11,122 $ 11,419 $ 15,010 $ 48,964 $ 12,732 $ 13,794 $ 19,527 $ 11,306 $ 57,359

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc. to Free Cash Flow of All Holding Companies

	2022	2021
	(In billions, except ratios)	
MetLife, Inc. (parent company only) net cash provided by operating activities	$ 4.4	$ 3.8
Adjustments from net cash provided by operating activities to free cash flow:		
Add: Incremental debt to be at or below target leverage ratios	1	—
Add: Adjustments from net cash provided by operating activities to free cash flow[1]	(0.2)	(0.3)
MetLife, Inc. (parent company only) free cash flow	5.2	3.5
Other MetLife, Inc. holding companies free cash flow[2]	(0.5)	0.3
Free cash flow of all holding companies	$ 4.7	$ 3.8
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:		
MetLife, Inc. (parent company only) net cash provided by operating activities	$ 4.4	$ 3.8
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders	$ 2.4	$ 6.4
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders[3]	188 %	59 %
Ratio of free cash flow to adjusted earnings available to common shareholders:		
Free cash flow of all holding companies[4]	$ 4.7	$ 3.8
Consolidated adjusted earnings available to common shareholders[4]	$ 5.5	$ 8.0
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders[4]	84 %	48 %

[1]Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.
[2]Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions to subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; (iv) other expenses; (v) dividends and returns of capital to MetLife, Inc. and (vi) investment portfolio and derivative changes and other, net.
[3]Including the free cash flow of other MetLife, Inc. holding companies of $(0.5) billion and $0.3 billion for the years ended December 31, 2022 and 2021, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 167% and 64%, respectively.
[4]i)Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2022, was positively impacted by notable items, related to actuarial assumption review and other insurance adjustments of $0.1 billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2022, would be 86%.
ii) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2021, was positively impacted by notable items, related to tax adjustments of $0.1 billion, net of income tax, and litigation reserves and settlement costs of $0.1 billion, net of income tax, offset by actuarial assumption review and other insurance adjustments of $0.1 billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2021, would be 49%.

MetLife

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